UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2011
ROCKIES REGION PRIVATE LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia	000-51959	20-3890540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)
Registrant’s telephone number, including area code: (303) 860-5800
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition.
     As previously disclosed, Rockies Region Private Limited Partnership, a West Virginia limited partnership (the “ Partnership”) entered into an Agreement and Plan of Merger, dated as of November 16, 2010 (the “ Merger Agreement”), by and among the Partnership, Petroleum Development Corporation, a Nevada corporation and general partner of the Partnership (“ PDC”), and DP 2004 Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of PDC (the “ Merger Sub”) that was approved by the Partnership’s limited partners other than PDC and its affiliates (the “ Investors”) at a special meeting held on June 15, 2011. On June 27, 2011, pursuant to the terms of the Merger Agreement and in accordance with the West Virginia Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, the Partnership merged with and into the Merger Sub, with the Merger Sub continuing as the surviving company (such transaction, the “ Merger”). As of the effective time of the Merger, all of the Partnership’s outstanding limited partnership units held by Investors (other than limited partnership units held by Investors who properly exercise appraisal rights under West Virginia law) were automatically converted into the right to receive cash in an amount equal to $8,182 per limited partnership unit, plus the sum of the amounts withheld from per unit cash distributions by the partnership from October 1, 2010 through February 28, 2011 for the partnership’s well refracturing plan, less the sum of the per unit cash distributions made after February 28, 2011 and before the closing date of the Merger (proportionally adjusted for partial limited partnership units) and the separate existence of the Partnership ceased. As a result of the Merger, the Partnership became eligible for termination of registration under the Exchange Act. Accordingly, the Partnership expects to deregister its shares under the Securities Exchange Act of 1934, as amended (the “ Exchange Act”) and suspend the Partnership’s reporting obligations under the Exchange Act.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2010.

Item 5.01	Change in Control of Registrant.
     The information disclosed in Item 2.01 is hereby incorporated by reference. The total cash merger consideration paid by PDC for the limited partnership units of the Partnership (excluding those limited partnership units exercising dissenters’ rights and per unit cash distributions made to Investors after February 28, 2011 and before the Merger closed) was approximately $14.2 million, which PDC funded from borrowings under its revolving credit facility and cash on hand.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2010.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
     Barton R. Brockman, Jr., President, Gysle R. Shellum, Vice President and Treasurer, and Dan Amidon, Vice President and Secretary, each ceased to serve as officers of the Partnership effective upon consummation of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKIES REGION PRIVATE LIMITED PARTNERSHIP

	By:	PETROLEUM DEVELOPMENT CORPORATION, its Managing General Partner

Date: July 1, 2011	By:	/s/ Daniel W. Amidon
		Name:	Daniel W. Amidon
		Title:	General Counsel and Secretary